SCHEDULE 14C
                                (Rule 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                           SCHEDULE 14C INFORMATION
       Information Statement Pursuant to Section 14(c) of the Securities
                     Exchange Act of 1934 (Amendment No. )


Check the appropriate box:

/x/  Preliminary information Statement      / /  Confidential for use of the
                                                 Commission only (as
                                                 permitted by Rule 14c-5(d)(2))

/ /  Definitive information statement

                                 PRIMEDIA INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

       Payment of Filing Fee (Check the appropriate box):

       /x/  No fee required.

       / / Fee computed on a table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)  Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------
       (2)  Aggregate number of securities to which transaction applies.
-------------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------
       (4)  Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------
       (5)  Total fee paid:
-------------------------------------------------------------------------------
       / /  Fee paid previously with preliminary materials.


      / / Check box if any part of the fee is offset as provide by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:
-------------------------------------------------------------------------------
       (2)  Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------
       (3)  Filing Party:
-------------------------------------------------------------------------------
       (4)  Date Filed:
-------------------------------------------------------------------------------

                       PRELIMINARY INFORMATION STATEMENT


                                 PRIMEDIA INC.
                               745 FIFTH AVENUE
                           NEW YORK, NEW YORK 10151


          This Information Statement is being mailed to the stockholders of PRIMEDIA Inc. (the "Company"), commencing on or about September 7, 2001, to all stockholders of record on August 24, 2001, in connection with the approval by the board of directors of the Company and the majority of the stockholders of the Company (the "Majority Stockholders") of the corporate actions referred to below. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these transactions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                 ACTIONS TAKEN

          The Company, as authorized by the necessary approvals of the board of directors and the Company's Majority Stockholders, of which two (the "Investment Partnerships") are affiliates of Kohlberg Kravis Roberts & Co.
L.P. ("KKR"), has approved the following actions:

          (1) the issuance by the Company of and the purchase by 1996 KKR Fund, Inc. ("KKR 1996 Fund"), an affiliate of KKR, of 10,800,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock") at $4.70 per share for an aggregate purchase price of $50.76 million;

          (2) the issuance by the Company of and the purchase by KKR 1996 Fund of 15,795,745 shares of the Company's Series K Convertible Preferred Stock (the "Series K Preferred Stock") at $4.70 per share for an aggregate purchase price of $74.24 million, which shares are convertible for an equal number of shares of Common Stock at $4.70 per share;

          (3) the issuance to KKR 1996 Fund of warrants to purchase 1,250,000 shares of Common Stock (the "Commitment Warrants") at an exercise price of $7 per share, subject to adjustment, warrants to purchase an additional 2,620,000 shares of the Common Stock (the "Funding Warrants") at an exercise price of $7 per share, subject to adjustment, and warrants to purchase up to 4,000,000 shares of Common Stock (the "Preferred Warrants" and together with the Commitment Warrants and the Funding Warrants, the "Warrants") at an exercise price of $7 per share, subject to adjustment;

          (4) the issuance by the Company of and the purchase by KKR 1996 Fund of 1,000,000 shares of Series J Convertible Exchangeable Preferred Stock (the "Series J Preferred Stock"), at $125 per share for an aggregate purchase price of $125 million, which is convertible at the option of the holder into shares of Common Stock at a conversion price of $125 million divided by $7 per share, subject to adjustment;

          (5) the issuance and delivery of the Common Stock, pursuant to the Warrants or the certificate of designations for the Series K Preferred Stock and Series J Preferred Stock, as applicable.

                                 TRANSACTIONS

          On August 24, 2001, the Company acquired all of the outstanding capital stock of EMAP Inc. from EMAP America Partners. The total consideration paid by the Company was $505,000,000 in cash and a warrant to acquire 2,000,000 shares of the Common Stock.

          The Company has partially financed the acquisition of EMAP Inc. by (1) issuing $125 million of the Series J Preferred Stock to KKR 1996 Fund, and (2) drawing upon its revolving credit facility in an amount of approximately $255 million. In addition, KKR 1996 Fund purchased from the Company $125 million of
(a) Common Stock and (b) the Series K Preferred Stock, both at a price per share equal to $4.70.

          In connection with the equity financing by KKR 1996 Fund, the Company paid KKR 1996 Fund a commitment fee consisting of the Commitment Warrants and a funding fee consisting of the Funding Warrants for the securities.

                          EFFECT OF THE TRANSACTIONS

          After giving effect to the issuance of the Company's Common Stock and the shares of Common Stock underlying the Series K Preferred Stock, the Investment Partnerships will own approximately 64% of the Company's Common Stock. As a result of their majority ownership, the Investment Partnerships control the Company and have the power to elect all of the directors and approve any action requiring stockholder approval, including adopting amendments to the Company's certificate of incorporation and approving mergers or sales of all or substantially all of the Company's assets. The Investments Partnerships will also be able to prevent a change of control event in which existing stockholders may have had the opportunity to sell shares at a premium over prevailing market prices or cause a change of control at any time. The interest of the Investment Partnerships may conflict with the interest of the Company's other existing stockholders.

                           DESCRIPTION OF SECURITIES

          The Series K Preferred Stock is non-voting but otherwise the economic equivalent of Common Stock. It ranks pari passu with the Common Stock. In the event of a liquidation, the holders of shares of the Series K Preferred Stock are entitled to receive any assets of the Company as such holders would have received had their Series K Preferred Stock already been converted into Common Stock. The holders of the Series K Preferred Stock participate ratably with the holders of Common Stock as if the shares of Series K Preferred Stock had been converted into Common Stock in all dividends, when and if paid on the Common Stock. There is no option to repurchase or redeem the Series K
Preferred Stock as the shares of Series K Preferred Stock will be automatically converted into an equal number of shares of Common Stock upon receipt of approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), for KKR 1996 Fund to acquire additional Common Stock and 20 days after the Company sends out this information statement.

          The Series J Preferred Stock is non-voting. The Series J Preferred Stock is perpetual and ranks pari passu with the Company's existing series of outstanding preferred stock. In the event of a liquidation, the holders of shares of the Series J Preferred Stock are entitled to be paid out of the assets of the Company available for distribution to its stockholders, an amount in cash equal to $125 for each share outstanding, plus an amount in cash equal to accrued but unpaid dividends. Dividends on the Series J Preferred Stock accrue at an annual rate of 12.5% and are payable quarterly in kind. The Company has the option to redeem any or all of the shares of Series J Preferred Stock at any time for cash at 100% of the liquidation preference of each share being redeemed. The Series J Preferred Stock may be converted into shares of Common Stock at any time after the first anniversary of the issue date at a conversion price of $125 million divided by $7 per share, subject to adjustments. On any dividend payment date, the Company has the option to exchange the Series J Preferred Stock into 12.5% Class J Subordinated Notes ("Class J Notes") at an exchange rate of $1,000,0000 principal amount of the Class J Notes for each $1,000,000 of liquidation preference of Series J Preferred Stock. The Company's ability to redeem or exchange the Series J Preferred Stock into debt is subject to the approval of a majority of independent directors.

          The Commitment Warrants and the Funding Warrants may be exercised after the first anniversary of the grant date. If the Series J Preferred Stock is outstanding for three, six, nine or 12 months from the date of issuance, KKR 1996 Fund will receive the Preferred Warrants to purchase 250,000, 1 million,
1.25 million and 1.5 million shares of Common Stock, respectively. The exercise price of the Commitment Warrants and the Funding Warrants will be adjusted depending on certain events such as, but not limited to, stock dividends, subdivisions and combinations, the issuance of additional shares of Common Stock and the issuance of convertible securities, warrants or other rights.

                             NO DISSENTERS' RIGHTS

          The corporate actions and transactions described in this Information Statement will not afford to stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

          INTEREST OF CERTAIN PERSONS IN THE ACTIONS DESCRIBED HEREIN

          Four directors of the Company may be deemed to have a substantial interest in the issuance of the securities described herein to KKR 1996 Fund because these directors serve as members of the limited liability company that controls KKR 1996 Fund, which shall, after these transactions, own substantially more voting stock of the Company.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          We incorporate by reference into this Information Statement the following documents filed with the Securities and Exchange Commission:

          (a) our annual report on Form 10-K for the fiscal year ended December 31, 2000;

          (b) our quarterly reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001; and

          (c) About.com, Inc.'s consolidated financial statements and accompanying notes as of and for the year ended December 31, 2000 and our unaudited pro forma consolidated financial statements and accompanying notes giving effect to the About.com merger included in our current report on Form 8-K/A dated April 26, 2001.

          The Company will provide, without charge, to each person to whom this Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that is incorporated by reference in this Information Statement (other than exhibits to such documents that are not specifically incorporated by reference in such documents). Requests for such copies should be directed to PRIMEDIA Inc., 745 Fifth Avenue, New York, New York 10151, attention:
Christopher Fraser, Vice President and Deputy General Counsel; telephone number (212) 745-0628.






                                   SIGNATURE

          Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 27, 2001.


                                      PRIMEDIA INC.



                                      By:  /s/ BEVERLY C. CHELL
                                           ----------------------------------
                                           Name: Beverly C. Chell
                                           Title:  Vice Chairman and Secretary